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                                                                     Exhibit 3.1



             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         OBJECTIVE COMMUNICATIONS, INC.

     The undersigned, a natural person, for the purpose of conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, as amended, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 5, 1993 and that:

                                  ARTICLE FIRST
                                      NAME

     The name of the corporation is: Objective Communications, Inc. (the "Corporation").

                                 ARTICLE SECOND
                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle, Delaware, and the name of the Corporation's registered agent in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE THIRD
                                     PURPOSE

     The purpose or purposes for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH
                                  CAPITAL STOCK

     The total number of shares which the Corporation shall have authority to issue is thirty two million five hundred thousand (32,500,000) shares of capital stock, of which thirty million (30,000,000) shares shall be Common Stock, par value of $.01 per share, and two million five hundred thousand (2,500,000) shall be Preferred Stock, par value $.01 per share.

                                  ARTICLE FIFTH
                                  COMMON STOCK

     Each share of Common Stock of the Corporation, par value $0.01, that is issued and
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outstanding on the date and at the time at which this Third Amended and Restated
Certificate of Incorporation (the "Amended Certificate") becomes effective shall be and are, by means of the Amended Certificate, automatically and without any further action on the part of the stockholders of the Corporation converted into and reconstituted as 0.1428571 (one-seventh) fully-paid and non-assessable shares of Common Stock of the Corporation, par value $0.01, subject to the treatment of fractional interests as described below, with a resultant simultaneous change in the amount of stated capital, additional paid-in capital, and accumulated deficit of the Corporation. Each holder of a certificate or certificates which, immediately prior to the effective date of the Amended Certificate pursuant to and in accordance with the General Corporation Law of the State of Delaware (the "Effective Date"), representing outstanding shares of Common Stock prior to the Effective Date shall be entitled to receive a certificate representing the number of new shares of Common Stock to which they shall be entitled as a result of the Amended Certificate upon presentation of the certificate representing the
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outstanding shares prior to the Effective Date to the Corporation's transfer agent for cancellation and exchange.

     No scrip or fractional certificates will be issued upon such conversion and reconstitution, and the number of shares of Common Stock issuable upon the effectiveness of the Amended Certificate shall be rounded down to the nearest whole share if a fractional share interest in a share of Common Stock would, except for the provisions of the preceding sentence, be deliverable upon such conversion and reconstitution, the Corporation shall pay an amount in cash equal to the fair market value of such fractional interest to each holder of shares of Common Stock to whom such fractional interest would have been deliverable, fair market to be determined by multiplying the fractional interest by the closing sale price per share of the Common Stock on the Nasdaq National Market (or such other quotation or listing system on which the Common Stock may then be listed or quoted) on the business day immediately preceding the Effective Date of the reverse stock split. Such cash payment would be made upon the surrender to the Corporation's transfer agent of stock certificates representing a fractional share interest. The ownership of a fractional share interest in a share of Common Stock will not give the holder thereof any voting, dividend or other rights except the right to receive payment therefor as described herein.

     Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. Except as required by law, the holders of shares of Common Stock shall be entitled to one vote per share of Common Stock on all matters on which stockholders of the Corporation have the right to vote.

                                  ARTICLE SIXTH
                                 PREFERRED STOCK

     Section A. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors of the Corporation (the "Board"), by resolution or resolutions, may from time to time determine, each of such classes or series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or series may differ from those of any and all other class or series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

        1.The distinctive designation of, and the number of shares of Preferred
          Stock that shall constitute, such class or series, which number (except where otherwise provided by the Board in the resolution establishing such class or series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such class or series then
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          outstanding) from time to time by like action of the Board;

        2.The rights in respect of dividends, if any, of such class or series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

        3.The right, if any, of the holders of such class or series of Preferred
          Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

        4.Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

        5.The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

        6.The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such class or series of the Preferred Stock;

        7.The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class or series by itself or together with the holders of any other class or classes or series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant thereto; and

        8.Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board shall determine.

     Section B. Rights of Preferred Stock.

        1.After the provisions with respect to preferential dividends on any series of
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          Preferred Stock (fixed in accordance with the provisions of this
          Article Sixth), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of this Article Sixth), and subject further to any other conditions that may be fixed in accordance with the provisions of this Article Sixth, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

        2.In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of this Article Sixth), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

        3.Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to this Article Sixth granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock may have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders.

     The number of authorized shares of Preferred Stock and each class of Common Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of shares having a majority of the total number of votes which may be cast in the election of directors of the Corporation by all stockholders entitled to vote in such an election, voting together as a single class.
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                                 ARTICLE SEVENTH
                                    DURATION

     The Corporation is to have perpetual existence.

                                 ARTICLE EIGHTH
                                     BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                                  ARTICLE NINTH
                                 INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and hold harmless any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those stockholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                  ARTICLE TENTH
                               BOARD OF DIRECTORS

     Section A. Classified Board. The Board of Directors shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders following the annual meeting at which such director was elected. One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1999, the second class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000 and the third class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any vacancy on the Board resulting from the resignation or removal of a director may be filled by the remaining members of the Board of Directors, and the director so chosen shall hold office for the remainder of the full term of the resigning or removed director's seat.
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     Section B. Vote Required for Modification of Classified Board. Any action to amend or repeal this Article Tenth will require the affirmative vote of the holders of 66-2/3% of the outstanding shares of Common Stock, voting together as a single class, unless such action has been previously approved by a majority vote of the full Board, in which case the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon will be sufficient to amend or repeal any provision of this Article Tenth.
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                                ARTICLE ELEVENTH
                        LIMITATION ON DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No modifications or repeal of the provisions of this Article Eleventh shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

                                 ARTICLE TWELFTH
                             RIGHTS OF STOCKHOLDERS

     From time to time any of the provisions of this Third Amended and Restated Certificate of Incorporation may be amended, altered, or replaced, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Twelfth.

     IN WITNESS WHEREOF, this Third Amended and Restated Certificate of Incorporation which restates and integrates and also amends the provisions of the Certificate of Incorporation of the Corporation and which has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as the Corporation has received payment for its capital stock, has been executed by its President and Chief Executive Officer and the Secretary this 14th day of April, 1999.

                              Objective Communications, Inc.


                              By:  /s/ James F. Bunker
                                   --------------------------------------------
                                   Name: James F. Bunker
                                   Title: President and Chief Executive Officer
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                              Attest:


                              By:  /s/ Robert H. Emery
                                   --------------------------------------------
                                   Name: Robert H. Emery
                                   Title: Secretary